SUPPLEMENT
To Prospectus Supplement dated November 23, 2005 (To Prospectus Dated August 25,
2005)

JPMORGAN [LOGO OMITTED]

$894,112,000 (APPROXIMATE)
J.P. MORGAN MORTGAGE ACQUISITION CORP. 2005-FRE1
ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2005-FRE1
J.P. MORGAN MORTGAGE ACQUISITION CORP.
SPONSOR AND SELLER

J.P. MORGAN ACCEPTANCE CORPORATION I
DEPOSITOR

FREMONT INVESTMENT & LOAN
ORIGINATOR AND INITIAL SERVICER

LITTON LOAN SERVICING LP
SERVICER

The prospectus supplement dated November 23, 2005 to the prospectus dated August
25, 2005 with respect to the above-captioned series is hereby amended as follows:

The initial ratings of Moody's Investors Service, Inc. set forth in the table on page S-1 of the prospectus supplement for the Class M-7 and Class M-8
Certificates is hereby amended as follows:

   Class      Moody's Rating
   -----      --------------
    M-7            Baa1
    M-8            Baa2

                                    JPMORGAN

NOVEMBER 29, 2005